Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-123011 on Form S-8 and in Registration Statement No. 333-129879 on Form S-3 of our report dated October 13, 2004, appearing in this Annual Report or Form 10-K of KMG Chemicals, Inc. for the year ended July 31, 2006.

Deloitte & Touche LLP

Houston, Texas
October 20, 2006